As filed with the Securities and Exchange Commission on September 18, 2001
                                                 Registration No. 333-_________
     ==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                       ------------------------------
                                  FORM S-8
                           Registration Statement
                                    Under
                         The Securities Act of 1933
                       ------------------------------
                          ILLINOIS TOOL WORKS INC.
           (Exact name of registrant as specified in its charter)

                    DELAWARE                          36-1258310
         (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)            Identification No.)

                            3600 West Lake Avenue
                        Glenview, Illinois 60025-5811
                  (Address of principal executive offices)

                 ITW BARGAINING SAVINGS AND INVESTMENT PLAN
                            (Full title of plan)

                           STEWART S. HUDNUT, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                          ILLINOIS TOOL WORKS INC.
                            3600 WEST LAKE AVENUE
                        GLENVIEW, ILLINOIS 60025-5811
                   (Name and address of agent for service)
                               (847) 724-7500
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:
                            EDWARD SPACAPAN, JR.
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5500
                       ------------------------------

                                               CALCULATION OF REGISTRATION FEE
                                                                      Proposed            Proposed
                                                   Amount             Maximum              Maximum          Amount of
                                                    to be             Offering            Aggregate        Registration
     Title of Securities to be Registered        Registered        Price Per Share     Offering Price          Fee
     ------------------------------------        ----------        ---------------     --------------      ------------
     Common Stock, $.01 par value (1)            15,000(2)            $59.68(3)           $895,200           $223.80
     ------------------------------------------------------------------------------------------------------------------
     (1)      Pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the ITW Bargaining Savings and
              Investment Plan.
     (2)      Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416(a) and (b) under the Securities Act.
     (3)      Computed pursuant to Rule 457(c) and (h)(1) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock reported on the New
              York Stock Exchange on September 10, 2001.







                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        Illinois Tool Works Inc. (the "Registrant" or "ITW") and the ITW Bargaining Savings and Investment Plan (the "Plan") incorporate herein by reference the following documents, as filed with the Securities and Exchange Commission:

        (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, and the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

        (2) The Registrant's definitive proxy statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") in connection with the 2001 annual meeting of its stockholders; and

        (3) The description of the Registrant's Common Stock, which was filed as Exhibit 99 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating that description.

        All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold or that deregisters all such securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        As of April 25, 2001, Stewart S. Hudnut, Senior Vice
   President, General Counsel & Secretary of the Registrant, who is delivering the opinion attached hereto as Exhibit 5, owns 11,156 shares of the Registrant's Common Stock directly and 798 shares indirectly through the ITW Savings and Investment Plan. Mr. Hudnut also holds options to acquire an additional 81,250 shares of Common Stock.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify directors and officers

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   under certain circumstances.  ITW's restated certificate of incorporation and by-laws provide that ITW shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

        Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. ITW's restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herein or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement. The Registrant has received from the Internal Revenue Service ("IRS") a determination that the Plan is qualified under
   Section 401 of the Internal Revenue Code of 1986, as amended and the Registrant will make all changes required by the IRS in order to continue to qualify the Plan.

   ITEM 9.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)    To include any prospectus required by Section
        10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change

                                      3







        in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,

                                      4







   unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










































                                      5







                                 SIGNATURES


        THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on September 14, 2001.

                                 ILLINOIS TOOL WORKS INC.


                                 By: /s/ Stewart S. Hudnut
                                 ------------------------------------
                                      Stewart S. Hudnut,
                                      Senior Vice President,
                                      General Counsel & Secretary


                              POWER OF ATTORNEY

        Each of the undersigned officers and directors of the Registrant hereby constitutes and appoints W. James Farrell, Jon C. Kinney, John Karpan and Stewart S. Hudnut and each of them, his true and lawful attorneys with full power to them and to each of them singly, to sign, in any and all capacities, any and all amendments to this Registration Statement, including post-effective amendments, to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission under the Securities Act. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 14, 2001.

                      SIGNATURE                                  TITLE
                      ---------                                  -----
     /s/ W. James Farrell
     -----------------------------------------          Chairman and Chief Executive Officer and Director
     W. James Farrell                                   (Principal Executive Officer)


     /s/ Jon C. Kinney                                  Senior Vice President and Chief Financial Officer
     -----------------------------------------          (Principal Financial and Accounting Officer)
     Jon C. Kinney


     /s/ William F. Aldinger III
     -----------------------------------------          Director
     William F. Aldinger III

                                                                6







                      SIGNATURE                                  TITLE
                      ---------                                  -----


     /s/ Michael J. Birck
     -----------------------------------------          Director
     Michael J. Birck


     -----------------------------------------          Director
     Marvin D. Brailsford


     /s/ James R. Cantalupo
     -----------------------------------------          Director
     James R. Cantalupo


     -----------------------------------------          Director
     Susan Crown


     /s/ H. Richard Crowther
     ------------------------------------------         Director
     H. Richard Crowther


     /s/  Don H. Davis, Jr.
     ------------------------------------------         Director
     Don H. Davis, Jr.


     /s/ Robert C. McCormack
     ------------------------------------------         Director
     Robert C. McCormack


     /s/ Phillip B. Rooney
     ------------------------------------------         Director
     Phillip B. Rooney


     /s/ Harold B. Smith
     ------------------------------------------         Director
      Harold B. Smith





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        THE PLAN.  Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on September 14, 2001.

                                 ITW BARGAINING SAVINGS AND
                                 INVESTMENT PLAN

                                 By: Employee Benefits Committee
                                 of Illinois Tool Works Inc.


                                 By:  /s/ John Karpan
                                      ----------------------------------
                                      John Karpan, Member of Employee
                                      Benefits Committee and Senior Vice
                                      President Human Resources




































                                      8







                                EXHIBIT INDEX
                                -------------


   EXHIBIT NUMBER                DESCRIPTION
   --------------                -----------

        5 Opinion of Stewart S. Hudnut, Senior Vice President, General Counsel & Secretary regarding the validity of Common Stock being registered.

        23.1                     Consent of Arthur Andersen LLP.

        23.2                     Consent of Ernst & Young LLP.

        23.3 Consent of Stewart S. Hudnut (contained in opinion filed as Exhibit 5).

        24 Powers of Attorney of directors and certain officers of the Registrant are included on the signature page.































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